Exhibit No. 99.1

                        [LOGO OF CHINA BAK BATTERY INC.]

Company Contact:                                 Investor Relations Contact:
Jim Groh                                         Matt Hayden/Brett Maas
(843) 342-7809                                   (843) 272-4653
jim@bakbattery.com                               matt@haydenir.com

                   CHINA BAK BATTERY REPORTS 110% INCREASE IN
                   NET INCOME FOR FIRST QUARTER OF FISCAL 2006

                 GROSS PROFIT MARGINS INCREASE FROM 17% TO 27%;
         ESTABLISHES VOLUME PRODUCTION FOR LITHIUM POLYMER BATTERY CELLS

SHENZHEN, China - February 10, 2006 - China BAK Battery, Inc. (OTC BB: CBBT), one of the largest manufacturers of Lithium Ion (Li-ion) batteries, today announced financial results for the first fiscal quarter of the Company's 2006 fiscal year which ended December 31, 2005.

FIRST QUARTER ACHIEVEMENTS

     o The Company increased its manufacturing capacity for cell phone battery cells from 15 million pieces monthly to 22 million pieces
     o The Company has successfully established volume production capability for lithium polymer battery cells. Lithium polymer batteries are small-format batteries which can be customized in size to a particular application. Typical applications for Lithium Polymer batteries include MP3 players and Bluetooth headsets. Current capacity is 1 million pieces per month.
     o The Company completed calendar 2005 at a pace which we believe makes BAK one of the largest manufacturers of Lithium Ion battery cells in China.

FINANCIAL RESULTS

For the quarter ended December 31, 2005, the Company reported revenue of $26.1 million, an increase of 3.9 percent compared to the $25.1 million reported for the first quarter of the prior fiscal year. Gross profits for the first quarter of the 2006 fiscal year were $7.1 million, or 27.1 percent of sales, compared to gross profit of $4.4 million, or 17.4 percent of sales, for the same quarter of the prior fiscal year. Total operating expenses for the first quarter of the 2006 fiscal year were $3.1 million, or 11.8 percent of sales, compared to $2.0 million, or 8.1 percent of sales, for the same quarter of the prior fiscal year. Those operating expenses decreased both in total dollars and as a percent of sales, from the levels experienced in the fourth quarter of fiscal 2005, which were $3.2 million and 11.9 percent of sales, respectively. Net income for the first quarter of fiscal 2006 increased 110.2 percent to $3.8 million, or $0.08 per basic and fully diluted share (based on 48.9 million shares), compared to net income of $1.8 million, or $0.06 per basic and fully diluted share (based on 31.2 million shares), for the first quarter of fiscal 2005.

Xiangqian Li, the Company's Chief Executive Officer, commented, "We continued to carefully manage our operating expenses while increasing our gross margin significantly year-over-year. We reached the 22 million battery cells per month production threshold during the first quarter of fiscal 2006, validating the increased capacity we built during fiscal 2005. We encountered some seasonal challenges during the quarter, which we expected based on the significant increase in our manufacturing capacity, but we anticipate growing sales to use this new capacity during the second quarter. We anticipate that this increase will be driven in part by several new large OEM relationships, several of which we announced today in a separate press release. We believe these preferred supplier relationships are indicative of our business strategy, and validate our position as a low-cost, high-quality lithium-ion leader."

The Company's cash and restricted cash balances as of December 31, 2005 totaled $36.3 million, compared to cash and restricted cash of $52.4 million as of September 30, 2005. The Company completed the 2005 fiscal year with a current ratio of 1.2 to 1 and $17.9 million in working capital. Stockholder's equity increased 4.6 percent to $92.0 million as of December 31, 2005 compared to $88.0 million at the end of fiscal 2005.

GUIDANCE

Mr. Xiangqian Li, the Company's Chief Executive Officer further commented, "Based on our view of current conditions, the Company expects to report at least a 100 percent increase in net income for fiscal 2006 compared to fiscal 2005, which would equate to approximately $24 million of net income. In addition, depending upon the customer ramp related to the Company's growth initiatives, BAK may meet or exceed the previously disclosed $27 million make-good provision."

TELECONFERENCE INFORMATION

Management will conduct a conference call to discuss the Company's first quarter financial results and provide a corporate update. The conference call will take place at 8:30 a.m. Eastern Time, on Friday, February 10, 2006. Anyone interested in participating should call 1-888-417-2310 if calling within the United States or 1-973-935-2981 if calling internationally. There will be a playback available until February 17, 2006. To listen to the playback, please call 1-877-519-4471 if calling within the United States or 1-973-341-3080 if calling internationally. Please use pin number 7022264 for the replay.

This call is being web cast by ViaVid Broadcasting and can be accessed at China BAK Battery's website at www.bak.com.cn/en/. The web cast may also be accessed at ViaVid's website at www.viavid.net. The web cast can be accessed until March 10, 2006 on either site.

To access the web cast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit:
http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.

ABOUT CHINA BAK BATTERY

China BAK Battery, Inc. is a commercial manufacturer of standard and customized Lithium Ion (Li-ion) rechargeable battery cells for use in various portable electronic applications, including cellular phones, MP3 players, laptop computers, Bluetooth headsets, power tools, and other general industrial applications. BAK utilizes its 1.9 million square foot, manufacturing operation in Shenzhen, PRC, which was recently expanded to produce new proprietary products. BAK is one of the largest Li-ion replacement battery cell manufacturers in China and one of the largest Li-ion replacement battery cell manufacturers in the world.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that may include "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding China BAK Battery, Inc. and its subsidiary companies business strategy, plans and objective and statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipates" or similar expressions, involve known and unknown risks and uncertainties. These forward looking statements include without limitation that the Company anticipates growing sales to use its new capacity, that the Company anticipates growth in sales resulting from its new OEM relationships, the Company's expectation that net income will increase in fiscal 2006 by 100% compared to fiscal 2005, the Company's expectation for net income for fiscal 2006 and that the Company may met or exceed our previously disclosed $27 million make good provision. Although China BAK Battery, Inc. believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The Company's net income for fiscal year 2006 may not be the same as its income guidance and the Company may not achieve the $27 million make good provision. The Company may not achieve sales growth to meet its increased manufacturing capacity. Our new OEM relationships may not result in increeased sales growth. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. China BAK Battery, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in China BAK Battery, Inc.'s periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to China BAK Battery, Inc. or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, China BAK Battery, Inc. does not assume a duty to update these forward-looking statements.

                             CHINA BAK BATTERY, INC.

                           CONSOLIDATED BALANCE SHEETS
                 AS OF DECEMBER 31, 2005 AND SEPTEMBER 30, 2005
           (Amounts expressed in US Dollars, except number of shares)

                                                                     December 31,   September 30,
                                                                         2005           2005
                                                                     ------------   -------------
                                                                          $               $
                                                                      Unaudited
                              Assets
                              ------

Current Assets
     Cash                                                              11,368,998      33,055,784
     Cash -Restricted                                                  24,891,394      19,392,280
     Accounts Receivable, Net                                          40,650,896      43,379,754
     Inventories                                                       36,885,868      21,696,226
     Prepaid Expenses                                                   1,748,264       1,448,119
     Notes Receivable                                                   9,365,328         484,028
     Accounts Receivable - Related Party                                   21,588         271,873
                                                                     ------------   -------------
         Total Current Assets                                         124,932,336     119,728,064
                                                                     ------------   -------------
Long-Term Assets
     Property, Plant, & Equipment                                      72,067,498      52,160,610
     Construction in Progress                                           5,198,860      17,804,181
     Land Use Rights                                                    3,255,562       3,246,791
     Less Accumulated Depreciation                                     (7,085,873)     (5,873,954)
                                                                     ------------   -------------
         Long-term Assets, Net                                         73,436,047      67,337,628
                                                                     ------------   -------------
Other Assets
     Other Assets                                                         546,585         566,703
     Intangible Assets, Net                                                52,325          53,379
                                                                     ------------   -------------
         Total Other Assets                                               598,910         620,082
                                                                     ------------   -------------
         Total Assets                                                 198,967,293     187,685,774
                                                                     ============   =============

               Liabilities and Stockholders' Equity
               ------------------------------------

Current Liabilities
     Accounts Payable                                                  22,159,947      17,836,561
     Bank Loans, Short Term                                            39,032,490      39,545,230
     Notes Payable                                                     33,605,163      29,577,308
     Land Use Rights Payable                                            2,970,563       2,962,560
     Construction Costs Payable                                         3,899,249       5,241,883
     Customer Deposits                                                  1,329,579         655,065
     Accrued Expenses                                                   3,494,288       3,196,594
     Other Liabilities                                                    512,718         712,506
                                                                     ------------   -------------
         Total Current Liabilities                                    107,003,997      99,727,707
                                                                     ------------   -------------
Stockholders' Equity
     Capital Stock-$.001 Par Value; 100,000,000 Shares Authorized;
     48,878,396 Shares Issued and Outstanding                              48,878          48,878
     Additional Paid In Capital                                        68,012,808      68,012,808
     Accumulated Comprehensive Income                                     579,854         362,728
     Reserves                                                           4,274,047       3,688,989
     Retained Earnings                                                 19,047,709      15,844,664
                                                                     ------------   -------------
       Total Stockholders' Equity                                      91,963,296      87,958,067
                                                                     ------------   -------------
         Total Liabilities and Stockholders' Equity                   198,967,293     187,685,774
                                                                     ============   =============

                             CHINA BAK BATTERY, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
           (Amounts expressed in US Dollars, except number of shares)
                                   (Unaudited)

                                                         2005           2004
                                                     ------------   ------------
                                                          $              $

Revenues, Net of Returns                               26,103,750     25,126,265

Cost of Goods Sold                                     19,024,027     20,743,021
                                                     ------------   ------------
Gross Profit                                            7,079,723      4,383,244
                                                     ------------   ------------
Expenses:
     Selling                                            1,115,297        808,276
     General and Administrative                         1,472,431      1,151,756
     Research and Development                             241,333         20,020
     Bad Debts                                            255,488         51,235
                                                     ------------   ------------
         Total Expenses                                 3,084,549      2,031,287
                                                     ------------   ------------
Operating Income                                        3,995,174      2,351,957
Other Expenses (Income):
     Finance Costs                                        384,889        389,650
     Other Expenses (Income)                             (308,822)        16,120
                                                     ------------   ------------
Net Income Before Provision for Income Taxes            3,919,107      1,946,187

Provision for Income Tax                                  131,004        144,067
                                                     ------------   ------------
Net Income                                              3,788,103      1,802,120
                                                     ============   ============
Net Income Per Common and Common Equivalent Share:

Basic                                                        0.08           0.06
                                                     ============   ============
Diluted                                                      0.08           0.06
                                                     ============   ============
Weighted Average Shares Outstanding:

Basic                                                  48,878,396     31,225,642
                                                     ============   ============
Diluted                                                49,242,404     31,225,642
                                                     ============   ============

                                       ###